UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2026

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Woodward, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39265	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 12, 2026, Woodward, Inc. (the “Company”) approved a plan to wind down its on-highway natural gas truck manufacturing operations in China (the “China OH business”). This decision follows prior unsuccessful efforts to divest the China OH business and is a strategic step to align the Company’s Industrial segment portfolio with priority end-markets and long-term growth opportunities. The China OH business has not significantly contributed to the Company’s overall financial performance on a consistent basis. The wind-down is expected to be substantially completed by the end of the Company’s fiscal year 2026.

In connection with this action, the Company expects to incur material charges under generally accepted accounting principles. The Company currently estimates that it will recognize cumulative pre-tax charges of approximately $20 million to $25 million, including $3 million to $4 million of non-cash charges for facility and other asset-related charges, $5 million to $7 million in employee-related costs for severance and other benefits, and $12 million to $14 million of charges related to anticipated contract termination costs, inventory write-downs, and other exit costs. The Company anticipates approximately $15 million to $20 million of the charges to result in future cash expenditures. The majority of these charges are expected to be recognized in the second and third quarters of the Company’s fiscal year 2026, with the majority of cash payments occurring through the Company’s third quarter of fiscal year 2026.

Item 7.01. Regulation FD Disclosure.

On January 15, 2026, the Company issued a press release announcing its decision to wind down the China OH business. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s plans to wind down the China OH business, the expected timing of completion of the wind-down, and anticipated costs and charges associated with the wind-down. These statements are based on current expectations and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied due to various risks and uncertainties, including, but not limited to, unexpected delays or difficulties in implementing the wind down, the amount and timing of costs and charges, and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Woodward, Inc. dated January 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: January 15, 2026	By:	/s/ William F. Lacey
William F. Lacey
Executive Vice President, Chief Financial Officer